Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

THIRD QUARTER 2018 RESULTS

Houston, October 22, 2018 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the third quarter of 2018 of $21.8 million, or $0.14 per share, on revenue of $573.1 million. This compares to a net loss from continuing operations of $25.4 million, or $0.16 per share, for the second quarter of 2018, on revenue of $535.5 million and a net loss from continuing operations of $57.2 million, or $0.37 per share for the third quarter of 2017, on revenue of $506.0 million.

David Dunlap, President and CEO, commented “Our third quarter results demonstrate the value of our geographic diversity and unique cornerstone product lines. In the Gulf of Mexico and U.S. land markets, we realized higher sequential quarterly revenue growth while international activity levels remained stable.

“In the Gulf of Mexico, our core drilling and completion product lines experienced higher activity levels and strong incremental margins, highlighting the earnings leverage that we have to global offshore markets as the recovery continues.

“Internationally, the competitive landscape is generally favorable for us and signs of potentially meaningful recovery in markets such as Latin America and Asia Pacific are emerging.

“Demand from our U.S. land customers has grown steadily since the middle of 2016. As demand increased, oil field service industry capacity expanded, particularly in hydraulic fracturing. During the third quarter market growth in the Permian Basin paused, resulting in near-term oversupply of hydraulic fracturing capacity, which has impacted pricing and fleet utilization. Although we believe that the operating environment will continue to improve and become more efficient, our third quarter fracturing margins were impacted by this pause in market growth.

Despite the volatility of U.S. land markets our consolidated third quarter revenue and EBITDA grew sequentially. This is largely due to our diversified strategy and the performance of our global franchises, which we believe are essential to delivering strong operational and financial performance as the cycle progresses.”

Third Quarter 2018 Geographic Breakdown

U.S. land revenue was $396.8 million in the third quarter of 2018, an increase of 6% as compared with revenue of $375.4 million in the second quarter of 2018, and a 20% increase compared to revenue of $331.4 million in the third quarter of 2017. Gulf of Mexico revenue was $90.2 million, an increase of 25% as compared with revenue of $72.2 million in the second quarter of 2018, and a 2% decrease from revenue of $91.7 million in the third quarter of 2017. International revenue of $86.1 million decreased 2% as compared with $87.9 million in the second quarter of 2018 and increased 4% as compared to revenue of $82.9 million in the third quarter of 2017.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the third quarter of 2018 was $99.2 million, a 6% increase from second quarter 2018 revenue of $94.0 million and a 28% increase from third quarter 2017 revenue of $77.2 million.

U.S. land revenue increased 5% sequentially to $45.6 million, Gulf of Mexico revenue increased 12% sequentially to $26.1 million and international revenue remained flat at $27.5 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the third quarter of 2018 was $294.9 million, a 7% increase from second quarter 2018 revenue of $276.2 million, and a 19% increase from third quarter 2017 revenue of $248.4 million.

Production Services Segment

The Production Services segment revenue in the third quarter of 2018 was $105.9 million, a 4% increase from second quarter 2018 revenue of $102.0 million and a 9% increase from third quarter 2017 revenue of $97.3 million.

U.S. land revenue of $47.9 million was unchanged from the second quarter. Gulf of Mexico revenue increased 24% sequentially to $16.8 million and international revenue increased 2% sequentially to $41.2 million.

Technical Solutions Segment

The Technical Solutions segment revenue in the third quarter of 2018 was $73.1 million, a 15% increase from second quarter 2018 revenue of $63.3 million and a 12% decrease from third quarter 2017 revenue of $83.1 million.

U.S. land revenue increased 6% sequentially to $8.4 million. Gulf of Mexico revenue increased 34% sequentially to $47.3 million and international revenue decreased 13% to $17.4 million.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Daylight Time on Tuesday, October 23, 2018. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 800-949-2175. For those who cannot listen to the live call, a telephonic replay will be available through October 30, 2018 and may be accessed by calling 844-512-2921 and using the pin number 5309015.

About Superior Energy Services

Superior Energy Services (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

The press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of capital expenditures, exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs (including worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping and fluid management services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; counter-party risks associated with reliance on key suppliers; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting our operations; credit risk associated with our customer base; the potential inability to retain key employees and skilled workers; challenges with estimating our oil and natural gas reserves and potential liabilities related to our oil and natural gas property; risk associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms; risks inherent in acquiring businesses; risks associated with cyber-attacks; risks associated with business growth during an industry recovery outpacing the capabilities of our infrastructure and workforce; political, legal, economic and other risks and uncertainties associated with our international operations; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; risks associated with our outstanding debt obligations and the potential effect of limiting our future growth and operations; our continued access to credit markets on favorable terms; the impact that unfavorable or unusual weather conditions could have on our operations; claims, litigation or other proceedings that require cash payments or could impair financial condition; not realizing the benefits of acquisitions or divestitures and price volatility of the Company’s common stock. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason and, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

###

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Revenues	$573,068	$506,029	$535,548	$1,590,934	$1,377,033

Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	404,389	368,279	369,810	1,117,659	1,042,067
Depreciation, depletion, amortization and accretion	99,892	108,751	97,973	303,584	331,151
General and administrative expenses	68,895	74,372	69,896	214,611	226,573
Reduction in value of assets	—	9,953	—	—	9,953

Loss from operations	(108)	(55,326)	(2,131)	(44,920)	(232,711)
Other income (expense):
Interest expense, net	(24,952)	(29,096)	(24,894)	(74,733)	(76,679)
Other income (expense)	(277)	(970)	(2,382)	(4,394)	(2,477)

Loss from continuing operations before income taxes	(25,337)	(85,392)	(29,407)	(124,047)	(311,867)
Income taxes	(3,521)	(28,203)	(3,970)	(16,846)	(102,978)

Net income (loss) from continuing operations	(21,816)	(57,189)	(25,437)	(107,201)	(208,889)
Income (loss) from discontinued operations, net of income tax	—	(1,860)	(953)	(729)	(5,625)

Net income (loss)	$(21,816)	$(59,049)	$(26,390)	$(107,930)	$(214,514)

Basic and Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(0.14)	$(0.37)	$(0.16)	$(0.70)	$(1.37)
Loss from discontinued operations	—	(0.02)	(0.01)	—	(0.04)

Net income (loss)	$(0.14)	$(0.39)	$(0.17)	$(0.70)	$(1.41)

Weighted average common shares:
Basic and Diluted	154,529	153,082	154,278	154,047	152,624

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	9/30/2018	12/31/2017
ASSETS

Current assets:
Cash and cash equivalents	$104,690	$172,000
Accounts receivable, net	493,243	398,056
Income taxes receivable	—	959
Prepaid expenses	42,271	42,128
Inventory and other current assets	150,683	134,032
Assets held for sale	—	13,644

Total current assets	790,887	760,819

Property, plant and equipment, net	1,198,549	1,316,944
Goodwill	806,496	807,860
Notes receivable	63,009	60,149
Restricted cash	8,677	20,483
Intangible and other long-term assets, net	134,112	143,970

Total assets	$3,001,730	$3,110,225

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$132,166	$119,716
Accrued expenses	230,520	221,757
Income taxes payable	2,119	—
Current portion of decommissioning liabilities	24,182	27,261
Liabilities held for sale	—	6,463

Total current liabilities	388,987	375,197

Deferred income taxes	33,464	61,058
Decommissioning liabilities	104,416	103,136
Long-term debt, net	1,282,014	1,279,771
Other long-term liabilities	156,834	158,634
Total stockholders’ equity	1,036,015	1,132,429

Total liabilities and stockholders’ equity	$3,001,730	$3,110,225

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(in thousands)

(unaudited)

	2018	2017
Cash flows from operating activities:
Net loss	$(107,930)	$(214,514)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	303,584	331,151
Other noncash items	(12,546)	(63,755)
Changes in working capital and other	(99,752)	(4,966)

Net cash provided by operating activities	83,356	47,916

Cash flows from investing activities:
Payments for capital expenditures	(186,283)	(109,635)
Other	29,595	15,647

Net cash used in investing activities	(156,688)	(93,988)

Cash flows from financing activities:
Other	(3,950)	(15,880)

Net cash used in financing activities	(3,950)	(15,880)
Effect of exchange rate changes in cash	(1,834)	3,294

Net decrease in cash, cash equivalents, and restricted cash	(79,116)	(58,658)
Cash, cash equivalents and restricted cash at beginning of period	192,483	246,092

Cash, cash equivalents, and restricted cash at end of period	$113,367	$187,434

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands)

(unaudited)

	Three months ended,
	September 30, 2018	June 30, 2018	September 30, 2017
U.S. land
Drilling Products and Services	$45,605	$43,394	$33,779
Onshore Completion and Workover Services	294,869	276,242	248,405
Production Services	47,858	47,944	40,123
Technical Solutions	8,453	7,858	9,118

Total U.S. land	$396,785	$375,438	$331,425

Gulf of Mexico
Drilling Products and Services	$26,065	$23,261	$23,234
Onshore Completion and Workover Services	—	—	—
Production Services	16,776	13,634	16,487
Technical Solutions	47,286	35,333	51,991

Total Gulf of Mexico	$90,127	$72,228	$91,712

International
Drilling Products and Services	$27,514	$27,378	$20,193
Onshore Completion and Workover Services	—	—	—
Production Services	41,236	40,426	40,723
Technical Solutions	17,406	20,078	21,976

Total International	$86,156	$87,882	$82,892

Total Revenues	$573,068	$535,548	$506,029

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
Revenues	September 30, 2018	June 30, 2018	September 30, 2017(1)
Drilling Products and Services	$99,184	$94,033	$77,206
Onshore Completion and Workover Services	294,869	276,242	248,405
Production Services	105,870	102,004	97,333
Technical Solutions	73,145	63,269	83,085

Total Revenues	$573,068	$535,548	$506,029

Income (Loss) from Operations
Drilling Products and Services	$20,255	$15,001	$1,165
Onshore Completion and Workover Services	2,767	7,511	(20,879)
Production Services	(5,998)	(7,124)	(12,770)
Technical Solutions	8,962	5,797	12,995
Corporate and other	(26,094)	(23,316)	(25,884)

Total Loss from Operations	$(108)	$(2,131)	$(45,373)

EBITDA
Drilling Products and Services	$48,085	$43,591	$33,004
Onshore Completion and Workover Services	50,066	54,934	27,252
Production Services	11,087	7,179	6,563
Technical Solutions	15,291	12,070	21,024
Corporate and other	(24,745)	(21,932)	(24,465)

Total EBITDA	$99,784	$95,842	$63,378

(1)

Income (loss) from operations and EBITDA for the three months ended September 30, 2017 exclude the impact of reduction in value of assets of $9.9 million. For Non-GAAP reconciliations, refer to Table 1 below.

Non-GAAP Financial Measures

The following table reconciles net income/loss from continuing operations by segment, which is the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income/loss from operations and adjusted EBITDA by segment (non-GAAP financial measures). These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 1

	Three months ended, September 30, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$20,255	$2,767	$(5,998)	$9,948	$(48,788)	$(21,816)
Interest expense, net	—	—	—	(986)	25,938	24,952
Other expense	—	—	—	—	277	277
Income taxes	—	—	—	—	(3,521)	(3,521)

Income (loss) from operations	$20,255	$2,767	$(5,998)	$8,962	$(26,094)	$(108)

Depreciation, depletion, amortization and accretion	27,830	47,299	17,085	6,329	1,349	99,892

EBITDA	$48,085	$50,066	$11,087	$15,291	$(24,745)	$99,784

	Three months ended, June 30, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$15,001	$7,511	$(7,124)	$6,768	$(47,593)	$(25,437)
Interest expense, net	—	—	—	(971)	25,865	24,894
Other expense	—	—	—	—	2,382	2,382
Income taxes	—	—	—	—	(3,970)	(3,970)

Income (loss) from operations	$15,001	$7,511	$(7,124)	$5,797	$(23,316)	$(2,131)

Depreciation, depletion, amortization and accretion	28,590	47,423	14,303	6,273	1,384	97,973

EBITDA	$43,591	$54,934	$7,179	$12,070	$(21,932)	$95,842

	Three months ended, September 30, 2017
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$1,165	$(22,717)	$(12,770)	$5,806	$(28,673)	$(57,189)
Reduction in value of assets	—	1,838	—	8,115		9,953
Interest expense, net	—	—	—	(926)	30,022	29,096
Other expense	—	—	—	—	970	970
Income taxes	—	—	—	—	(28,203)	(28,203)

Adjusted income (loss) from operations	$1,165	$(20,879)	$(12,770)	$12,995	$(25,884)	$(45,373)

Depreciation, depletion, amortization and accretion	31,839	48,131	19,333	8,029	1,419	108,751

Adjusted EBITDA	$33,004	$27,252	$6,563	$21,024	$(24,465)	$63,378